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                             _______________ Shares

                                 PEPS TRUST-AJL

                    PREMIUM PARTICIPATING EXCHANGEABLE SHARES











                         INTERNATIONAL DEALER AGREEMENT







November __, 1995

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MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL LIMITED
c/o MORGAN STANLEY &CO. INTERNATIONAL LIMITED
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs:

                  We understand that PEPS Trust-AJL, a trust created under the laws of the State of New York (the "Trust"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of [400,000] shares (the "Firm Shares") of its Premium Exchangeable Preferred Shares ("PEPS") pursuant to an underwriting agreement (the "Underwriting Agreement") with you as representatives (the "International Representatives") of the international underwriters named in Schedule II thereto (the "International Underwriters"), and with Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives (the "U.S. Representatives") of the U.S. underwriters named in Schedule I thereto (the "U.S. Underwriters"). The Firm PEPS Shares to be sold to the several U.S. Underwriters and to the several International Underwriters shall hereinafter be referred to, respectively, as the "U.S. Firm PEPS Shares" and the "International PEPS Shares." The International Underwriters and the U.S. Underwriters are hereinafter collectively referred to as the "Underwriters."

                  In addition, the several U.S. Underwriters will have an option to purchase from the Trust an additional [60,000] shares (the "Additional Shares") to provide for over-allotments. The term "U.S. PEPS Shares" shall mean the U.S. Firm PEPS Shares and the Additional PEPS Shares. The U.S. PEPS Shares and the International PEPS Shares are hereinafter collectively referred to as the "PEPS Shares."

                  Each PEPS Share will be exchanged for American Depository Shares ("ADSs") or, at the option of the holder thereof, Common Stock ("Common Stock") of Amway Japan Limited, a Japanese corporation (the "Company"), on November __, 1998 to be delivered pursuant to purchase contracts


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between the Trust and each of HDV GRIT Holdings, Inc., a ________ corporation, and the Jay Van Andel Trust, a trust created under the laws of the State of _________ (collectively, the "Sellers").

                  We acknowledge receipt of the Prospectus dated November __, 1995 relating to the offering of the International PEPS Shares including the Prospectus dated November __, 1995 relating to the ADSs (hereinafter such prospectuses are called the "International Prospectus").

                  We understand that the International Underwriters are severally offering, through you, certain of the PEPS Shares for sale to certain dealers at the offering price of U.S. $_____ less a concession not in excess of U.S. $_____ under the offering price, and that any International Underwriter may allow, and dealers may reallow, a concession not in excess of U.S. $_____ under the offering price to other International Underwriters or to other dealers who enter into an agreement in this form.

                  We hereby agree with you as follows with respect to any purchase of PEPS Shares from you or from any other International Underwriter or from any dealer at a concession from the offering price.

                  In purchasing PEPS Shares, we will rely only on the International Prospectus and on no other statements whatsoever, written or oral.

                                       I.

                  We understand that no action has been or will be taken in any jurisdiction by the International Underwriters, the Trust or the Company that would permit a public offering of the PEPS Shares, or possession or distribution of the International Prospectus, in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States. We agree that we will comply with all applicable laws and regulations, and make all necessary filings and obtain all necessary consents or approvals, in each jurisdiction in which we purchase, offer, sell or deliver PEPS Shares (including, without limitation, any applicable requirements relating to the delivery of the International Prospectus, in preliminary or final form), in each case at our own expense. In connection with sales of and offers to sell PEPS Shares made by us we will either furnish to each person to whom any such sale or offer is made a copy of the

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then-current International Prospectus (in preliminary or final form and as then amended or supplemented if the Trust or the Company shall have furnished any amendments or supplements thereto), or inform such person that such International Prospectus will be made available upon request and we will keep an accurate record of the names and addresses of all persons to whom we give copies of the registration statements relating to the Prospectus (collectively, the "Registration Statement"), the International Prospectus, in preliminary or final form, or any amendment or supplement thereto, and, when finished with any subsequent amendment to such Registration Statement, any subsequent prospectus or any medium outlining changes in the Registration Statement or any prospectus, we will upon request of the International Representatives, promptly forward copies thereof to such persons.

                  We will not give any information or make any representation other than as contained in the International Prospectus, or act for the Trust, any International Underwriter or you.

                  We represent and agree that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Article I of the Agreement Between U.S. and International Underwriters of even date herewith (hereinafter called the "Agreement Between U.S. and International Underwriters") and (y) stabilization transactions contemplated in Article IV of the Agreement Between U.S. and International Underwriters conducted through the U.S. Representatives as part of the distribution of the Shares, (a) we are not purchasing and have not purchased and will not purchase any of the PEPS Shares for the account of any United States or Canadian Person and (b) we have not offered or sold, and will not offer or sell, directly or indirectly, any of the PEPS Shares or distribute any prospectus relating to the PEPS Shares, in the United States or Canada or to any United States or Canadian Person and any dealer to whom we may sell any of the PEPS Shares will represent that it is not purchasing any of the PEPS Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell such PEPS Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree. "United States or Canadian Person" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United


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States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. "United States" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction. Our agreement set forth in this paragraph shall terminate upon the earlier of (a) notice from you to such effect and (b) 30 days after the date of the initial offering of the PEPS Shares, unless you have given notice that the distribution of the PEPS Shares has not yet been completed. If such latter notice is given, the agreement set forth in this paragraph shall survive until the earlier of (x) the notice of termination referred to in (a) above and (y) 30 days after the date of any notice that the distribution of the PEPS Shares has not yet been completed.

                  We further represent that we have not offered or sold, and agree not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the PEPS Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers. We further agree to send to any dealer who purchases from us any of such PEPS Shares a notice stating in substance that, by purchasing such PEPS Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such PEPS Shares, directly or indirectly, in Japan or to or for the account of any resident thereof and that such dealer will send to any other dealer to whom it sells any of such PEPS Shares a notice containing substantially the same statement as is contained in this sentence.

                  We further represent and agree that (i) it has not offered or sold and will not offer or sell any PEPS Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the PEPS Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the PEPS Shares if such person is of a kind described in Article 11(3) of the Financial Services


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Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  We represent that we are a foreign bank or dealer not eligible for membership in the U.S. National Association of Securities Dealers, Inc. (hereinafter called the "NASD"), and we agree not to offer to sell or sell any PEPS Shares in, or to persons who are nationals or residents of, the United States, except for offers and PEPS Shares referred to in clause (x) of the third paragraph of this Article I. In making sales of PEPS Shares, we agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice as though we were a member in good standing of the NASD and Section 25 of such Article as it applies to a non-member broker or dealer in a foreign country.

                  We represent that we have not and agree that we will not, during the period continuing until the International Representatives shall have notified us of the completion of the distribution of the PEPS Shares, buy, sell, deal or trade in (i) any PEPS, ADSs or Common Stock, (ii) any security convertible into PEPS, ADSs or Common Stock or (iii) any right or option to acquire or sell PEPS, ADSs or Common Stock or any security convertible into PEPS, ADSs or Common Stock for our own account or for the account of a customer, except (a) as provided in the Agreement Among International Underwriters, the Master Agreement Among Underwriters, this Agreement or the Underwriting Agreement, (b) that we may convert any security convertible into PEPS, ADSs or Common Stock owned by us and sell the PEPS, ADSs or Common Stock acquired upon such conversion and that we may deliver PEPS, ADSs or Common Stock owned by us upon the exercise of any option written by us as permitted by the provisions set forth herein, (c) in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of purchases and which are executed by us in the ordinary course of our brokerage business and (d) that on or after the date of the initial public offering of the PEP Shares, we may execute covered writing transactions in options to acquire PEPS, ADSs or Common Stock, when such transactions are covered by PEPS Shares, for the accounts of customers.

                  An opening uncovered writing transaction in options to acquire PEPS, ADSs or Common Stock for our account or for the account of a customer shall be deemed, for purposes of this Article I, to be a sale of PEPS or ADSs which is not unsolicited. The term "opening uncovered


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writing transaction in options to acquire" as used above means a transaction where the seller intends to become a writer of an option to purchase any PEPS, ADSs or Common Stock which it does not own. An opening uncovered purchase transaction in options to sell PEPS, ADSs or Common Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of PEPS, ADSs or Common Stock which is not unsolicited. The term "opening uncovered purchase transaction in options to sell" as used above means a transaction where the purchaser intends to become an owner of an option to sell PEPS, ADSs or Common Stock which it does not own.

                  We represent that we have not participated, since we were invited to participate in the offering of the PEPS Shares, in any transaction prohibited by this Article I and that we have at all times complied and agree that we will at all times comply with the provisions of Rule 10b-6 of the U.S. Securities Exchange Act of 1934, as amended, applicable to this offering.

                  We agree to indemnify and hold harmless the Trust, the Company, the Sellers, each Underwriter and each person controlling the Trust, the Company, the Sellers or any Underwriter from and against any and all losses, claims, damages and liabilities (including fees and disbursements of counsel) arising from any breach by us of any of the provisions of this Article I.

                                       II.

                  PEPS Shares purchased by us at a concession from the offering price shall be promptly offered upon the terms set forth in the International Prospectus or for sale at a concession not in excess of the reallowance concession under the offering price to any International Underwriter or to any other dealer who enters into an agreement with you in this form with respect to this offering that, among other things, sets forth such dealer's agreement that it is not purchasing PEPS Shares for the account of any United States or Canadian Persons and that it will not offer or resell PEPS Shares in the United States and Canada. Prior to offering PEPS Shares to any dealer at the public offering price less the reallowance, you must either ascertain that such dealer has entered into such an agreement or assure that such dealer will enter into such an agreement.

                  We agree to advise you from time to time upon request, prior to the termination of this Agreement, of the


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number of PEPS Shares remaining unsold which were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price and, on your request, we will resell to you any such PEPS Shares remaining unsold at the purchase price thereof if, in your opinion, such PEPS Shares are needed to make delivery against sales made to others.

                  If prior to the termination of this Agreement (or prior to such earlier date as you have determined) a U.S. Representative purchases or contracts to purchase in the open market or otherwise any PEPS Shares which were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price (including any PEPS Shares represented by certificates which may have been issued on transfer or in exchange for certificates originally representing such PEPS Shares), and which PEPS Shares were therefore not effectively placed for investment by us, we authorize you either to charge our account with an amount equal to such concession which shall be credited against the cost of such PEPS Shares, or to require us to repurchase such PEPS Shares at a price equal to the total cost of such purchase, including any commissions and any taxes on redelivery.

                  We have not offered or sold, and we will not offer or sell, directly or indirectly, PEPS Shares that were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price (including any PEPS Shares represented by certificates which may have been issued on transfer or in exchange for certificates originally representing such PEPS Shares) to any person at less than the offering price, other than to a person whose business it is to buy or sell securities, or to act on behalf of persons who buy or sell securities, and then only in conformity with the provisions of the sixth paragraph of Article I hereof and at a price that is not below the offering price less the maximum permissible reallowance to be specified in the International Prospectus.

                  We agree that without your consent we will not sell to any account over which we exercise discretionary authority any of the PEPS Shares.

                                      III.

                  If we purchase any PEPS Shares from you hereunder, we agree that such purchases will be evidenced by your


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written confirmation and will be subject to the terms and conditions set forth in the confirmation and in the International Prospectus.

                  PEPS Shares purchased by us from you in connection with our participation as dealer in the offering shall be paid for in full at (i) the offering price, (ii) such price less the applicable concession or (iii) the price set forth or indicated in the pricing wire, as you shall advise, at the office of Morgan Stanley & Co. Incorporated, One Pierrepont Plaza, Brooklyn, New York, at such time and on such day as you may advise us, by certified or official bank check payable in New York Clearing House funds (or other next day funds) to the order of Morgan Stanley & Co. International Limited against delivery of the PEPS Shares. If we are called upon to pay the offering price for the PEPS Shares purchased by us, the applicable concession will be paid to us, less any amounts charged to our account pursuant to Article II above, after termination of this Agreement. Unless we promptly give you written instruction otherwise, if transactions in the PEPS Shares may be settled through the facilities of The Depository Trust Company, payment for and delivery of PEPS Shares purchased by us will be made through such facilities, if we are a member, or, if we are not a member, settlement may be made through our ordinary correspondent who is a member.

                  We authorize the International Representatives as principals to advance, or to arrange the advance of, funds to us to cover any delay in the receipt of funds necessary for payment for the PEPS Shares to be purchased by us and to charge, or to arrange for the charging of, interest on such funds at current rates.

                                       IV.

                  You will advise us of the date and time of termination of this Agreement or of any designated provisions hereof. This Agreement shall in any event terminate 30 days after the date of the initial offering of the PEPS Shares unless sooner terminated by you, provided that you may in your discretion extend this Agreement for a further period or periods not exceeding an aggregate of 30 days, and provided further that the provisions of Article I hereof shall survive any termination of this Agreement.


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                                       V.

                  We agree that you, as International Representatives, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the offering of the PEPS Shares. Neither you, as International Representatives, nor any of the International Underwriters shall be under any liability to us for any act or omission, except in respect of obligations expressly assumed in this Agreement.

                  All communications to you relating to the subject matter of this Agreement shall be addressed to the Syndicate Department, Morgan Stanley & Co. International Limited, 25 Cabot Square, Canary Wharf, London E14 4QA, England, and any notices to us shall be deemed to have been duly given if mailed or telegraphed to us at the address shown below.

                                       VI.

                                  GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and United States federal law.

                                                     Very truly yours,

                                                     ___________________________

                                                     ___________________________

                                                     ___________________________
                                                              (ADDRESS)


                                                     By_________________________



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